Exhibit 99,1

Chemomab Therapeutics Announces First Quarter 2021 Financial Results and Provides a Business Update

Announced positive data from its Phase Ib SPARK study evaluating CM-101 in NAFLD patients

Announced first patient enrolled in two Phase IIa studies of CM-101

Completed merger with Anchiano Therapeutics, and began trading on the Nasdaq Exchange under the ticker CMMB

Cash position of $58.2 million as at March 31, 2021

Strengthened Board of Directors with four new appointments

TEL-AVIV, Israel, May 13, 2021 (________NEWSWIRE) -- Chemomab Therapeutics Ltd. (Nasdaq: CMMB), a clinical-stage biotech company focused on the discovery and development of innovative therapeutics for fibrosis-related diseases with high unmet need, today announced financial and operating results for the first quarter ended March 31, 2021 and provided a business update.

“This quarter has been truly exciting for Chemomab as we accessed the public markets and began to trade on the Nasdaq exchange, successfully closed on a private offering of $45 million, announced positive data from our Phase Ib study in NAFLD, and initiated a Phase IIa study in PSC.” said Dr. Adi Mor, CEO of Chemomab. “We also started treating patients in our Phase IIa liver fibrosis trial with our subcutaneous formulation of CM-101 and will look to build upon our substantial progress and positive momentum in the coming quarters with the initiation of our additional planned Phase II study of CM-101 in Systemic Sclerosis (SSc). CM-101 is a very promising therapy with the potential to treat multiple severe and life-threatening inflammatory and fibrotic diseases. With a strong financial position, and our unique development track record we believe we are well positioned to continue to advance our pipeline and execute our important milestones this year."

First Quarter and Recent Highlights

•	Announced positive results from its Phase Ib SPARK study evaluating CM-101 in nonalcoholic fatty liver disease (NAFLD) patients. The SPARK study was a double-blind, placebo-controlled study designed to evaluate the safety, tolerability and pharmacokinetic (PK) profile of CM-101 in NAFLD patients with normal liver function. In this study repeated CM-101 administrations were found to be safe and well-tolerated for both tested doses when administered as intravenous (IV) infusion or subcutaneous (SC) injection. No safety signals or unexpected adverse events were observed for CM-101 in either the IV or SC formulation and all reported adverse events were mild or moderate in intensity. Exploratory analysis of multiple pharmacodynamic parameters, including measurement of collagen turnover and fibrotic biomarkers, demonstrated that CM-101 treatment resulted in reduction of fibrotic and fibrogenesis markers compared to no change or slight elevation in the placebo treated group. In addition, there was a reduction in liver stiffness measured by FibroScanTM in the CM-101 treated group.

•	Enrolled the first patient in its Phase IIa SPRING clinical trial of CM-101 for the treatment of patients with primary sclerosing cholangitis (PSC). The SPRING study is a multi-center, randomized, double-blind, placebo-controlled, multiple dose study designed to assess the mechanism of action, safety, pharmacokinetics and pharmacodynamic effects, as well as the antifibrotic effect of IV CM-101 in PSC patients. The trial will enroll and randomize up to 45 patients and is anticipated to complete enrollment by early 2022 with data expected in 1H 2022.

•	Enrolled the first patient in its Phase IIa SPLASH clinical trial of CM-101 for the treatment of patients with nonalcoholic steatohepatitis (NASH). The SPLASH study is a multi-center, randomized, double-blind, placebo-controlled, multiple dose study designed to assess the mechanism of action, safety, pharmacokinetics and pharmacodynamic effects, as well as the anti-fibrotic effects of SC CM-101 in NASH patients with fibrosis stage F2-F3. The trial will enroll 40 patients and is anticipated to complete enrollment by the end of 2021 with data expected in 1H 2022.

•	Completed a merger with Anchiano Therapeutics Ltd, and began trading on the Nasdaq Capital Market exchange under the symbol “CMMB” on March 17, 2021.

•	Completed the successful pricing of a private placement of $45 million into the combined company led by new and certain existing investors including Cormorant Asset Management, OrbiMed, Peter Thiel, Christian Angermayer’s Presight Capital and Apeiron Investment Group, as well as other healthcare-focused and institutional investors.

•	Strengthened its Board of Directors with the appointment of four new directors: Dr. Alan Moses, Dr. Claude Nicaise, Mr. Joel Maryles, and Mr. Neil Cohen. Dr. Stephen Squinto remains as Chairman of Chemomab’s Board, with Dr. Adi Mor and Dr. Nissim Darvish continuing in their roles as Directors.

Upcoming Milestones:

Chemomab is advancing in parallel three Phase 2 clinical trials with CM-101 in three distinct fibrotic indications; Systemic Sclerosis (SSc) is planned to be initiated by the end of 2021, and clinical readouts from the ongoing clinical trials in PSC and NASH are expected during 2022.

First Quarter 2021 Financial Highlights

•	Cash and cash equivalents as of March 31, 2021 were $58.2 million which includes $45.5 million of gross proceeds from the private placement completed on March 22, 2021.

•	Research and Development expenses for the three months ended March 31, 2021 were $1.2 million, compared to $1.6 million for the three months ended March 31, 2020. The decrease of $0.4 million was primarily related to a decrease in expenses to sub-contractors.

•	General and administrative expenses were $0.5 million for the three months ended March 31, 2021, compared to $0.1 million for the three months ended March 31, 2020. The increase of $0.4 million was primarily related to merger related expenses.

•	Net loss for the three months ended March 31, 2021 and 2020 was $1.7 million.

About Chemomab Therapeutics Ltd.

Chemomab is a clinical-stage biotech company focusing on the discovery and development of innovative therapeutics for fibrosis-related diseases with high unmet need. Based on the unique and pivotal role of the soluble protein CCL24 in promoting fibrosis and inflammation, Chemomab developed CM-101, a monoclonal antibody designed to bind and block CCL24 activity. CM-101 has potential to treat multiple severe and life-threatening inflammatory and fibrotic diseases and is currently undergoing clinical development with primary focus for the orphan diseases, Primary Sclerosing Cholangitis (PSC) and Systemic Sclerosis (SSc).

For more information on Chemomab, please visit www.chemomab.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements include, among other things, statements regarding the clinical development pathway for CM-101; the future operations of Chemomab and its ability to successfully initiate and complete clinical trials and achieve regulatory milestones; the nature, strategy and focus of Chemomab; the development and commercial potential and potential benefits of any product candidates of Chemomab; and that the product candidates have the potential to address high unmet needs of patients with serious fibrosis-related diseases and conditions. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Chemomab’s current expectations. Forward-looking statements involve risks and uncertainties. Because such statements deal with future events and are based on Chemomab’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Chemomab could differ materially from those described in or implied by the statements in this presentation, including: the uncertain and time-consuming regulatory approval process; risks related to Chemomab’s ability to correctly manage its operating expenses and its expenses; Chemomab’s plans to develop and commercialize its product candidates, focusing on CM-101; the timing of initiation of Chemomab’s planned clinical trials; the timing of the availability of data from Chemomab’s clinical trials; the timing of any planned investigational new drug application or new drug application; Chemomab’s plans to research, develop and commercialize its current and future product candidates; the clinical utility, potential benefits and market acceptance of Chemomab’s product candidates; Chemomab’s commercialization, marketing and manufacturing capabilities and strategy; Chemomab’s ability to protect its intellectual property position; and the requirement for additional capital to continue to advance these product candidates, which may not be available on favorable terms or at all. Additional risks and uncertainties relating to Chemomab’s and its business can be found under the caption “Risk Factors” and elsewhere in Chemomab’s filings and reports with the SEC. Chemomab expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Chemomab’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:

Investor Relations:
Irina Koffler
LifeSci Advisors, LLC
Phone: +1-917-734-7387
ir@chemomab.com

Chemomab Therapeutics:
Sharon Elkobi
VP, Business Development
Phone: +972773310156
bd@chemomab.com